Exhibit 32.2
CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
In connection with the accompanying Quarterly Report on Form 10-Q of HMS Holdings Corp. for the quarter ended March 31, 2007, I, Thomas G. Archbold, Chief Financial Officer of HMS Holdings Corp., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:
(1) such Quarterly Report on Form 10-Q for the
quarter ended March 31, 2007, fully complies with the
requirements of section 13(a) or 15(d) of the
Securities Exchange Act of 1934; and
(2) the information contained in such Quarterly
Report on Form 10-Q for the quarter ended March 31,
2007, fairly presents, in all material respects, the
financial condition and results of operations of HMS
Holdings Corp.

/s/ Thomas G. Archbold THOMAS G. ARCHBOLD
Chief Financial Officer
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to HMS Holdings Corp. and will be retained by HMS Holdings Corp. and furnished to the Securities and Exchange Commission or its Staff upon request.
May 8, 2007